UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): October 12, 2006

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                        GYRODYNE COMPANY OF AMERICA, INC.

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             (Exact name of Registrant as Specified in its Charter)

           New York                    000-01684                1-1688021
           --------                    ---------                ---------
(State or Other Jurisdiction        (Commission File         (I.R.S. Employer
      of Incorporation)                  Number)            Identification No.)


                             1 FLOWERFIELD, Suite 24
                            ST. JAMES, NEW YORK 11780
                            -------------------------
                         (Address of principal executive
                               offices) (Zip Code)

                                 (631) 584-5400
                                 --------------
                         Registrant's telephone number,
                               including area code

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On October 12, 2006, Gyrodyne Company of America, Inc. (the "Company") entered into a Contract of Sale (the "Contract") by and between the Company and Frank M. Pellicane Realty, LLC and Pelican Realty, LLC (collectively, the "Seller") to acquire land and buildings comprising, in significant part, a medical office complex known as Port Jefferson Professional Park in Port Jefferson Station, New York. The Contract relates specifically to ten office buildings, located at 1-6, 8, 9 and 11 Medical Drive and 5380 Nesconset Highway, which are situated on 5.16 acres with approximately 40,000 square feet of rentable space (the "Property") and a current occupancy rate of 97%. The purchase price per square foot is currently $221.25 and the aggregate monthly rent flow from the property is currently $73,941.50. Other than with respect to the Contract itself, there is no material relationship between the Company and the Seller.

The purchase price for the Property is $8.85 million, $500,000 of which was paid as a refundable deposit upon the signing of the Contract, and the remainder, subject to any adjustments, is required to be paid at closing. The closing is expected to take place 45 days from the date of the Contract and is subject to customary representations and conditions. Under the Contract, the Company has the right to elect either to pay all cash at closing or apply to assume the terms of an existing mortgage loan due February 1, 2022 at a current interest rate of 5.75%. The Contract is subject to a 30-day inspection period during which the Company may, at its own expense, arrange for environmental and/or engineering inspections. The Company may terminate the Contract, for any or no reason, prior to the expiration of the inspection period.

Upon acquisition, the Company intends to continue to operate the office space pursuant to existing leases.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 18, 2006, the Board of Directors of the Company expanded the size of the Board from seven to eight members and elected a new director, Nader G.M. Salour, whose term will end and will stand for reelection at the 2006 annual meeting of shareholders.

Mr. Salour is a principal of Cypress Realty of Florida, a land development and investment company based in Texas. Mr. Salour also serves as president of the Abacoa Development Company and is a member of the Board of Directors of the Abacoa Partnership for Community.

There are no arrangements or understandings between Mr. Salour and any other person pursuant to which Mr. Salour was selected as a Director.

Mr. Salour was not appointed to any committee of the Board of Directors at the time of his election.

Since the beginning of the Company's last fiscal year, there have not been any transactions, or currently proposed transactions, or series of similar transactions, in which the Company was a party and in which Mr. Salour had a direct or indirect material interest.


Item 9.01  Financial Statements and Exhibits

(d) Exhibits

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   Exhibit No.         Description
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   99.1                Press Release of Gyrodyne Company of America, Inc.
                       dated October 18, 2006
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               GYRODYNE COMPANY OF AMERICA, INC.


                               By: /s/ Stephen V. Maroney
                               -----------------------------------------
                               Stephen V. Maroney
                               President, Chief Executive Officer and Treasurer

                               Date: October 18, 2006